Exhibit 99.2

CORPORATE PARTICIPANTS
Bob Higgins Trans World Entertainment Corporation - Chairman, CEO
John Anderson Trans World Entertainment Corporation – Acting Chief Financial Officer

OTHER PARTICIPANTS
Harsha Gowda Blue Shore Capital - Analyst
Tomas Eisenberger - Analyst

PRESENTATION
Operator
Good day ladies and gentlemen, and thank you for standing by. Welcome to the Trans World Entertainment second-quarter 2012 results conference call.

At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will follow at that time.

(Operator Instructions). As a reminder, this conference call is being recorded.

I would now like to introduce your host for today’s presentation, Mr. Bob Higgins, Chairman, CEO, Trans World Entertainment. Mr. Higgins, you may begin sir.

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
Thank you Howard. Good morning. Thank you for joining us as we discuss our second-quarter and first-half results. On the call with me today are Mike Honeyman, our President and Chief Operating Officer, and John Anderson, our acting Chief Financial Officer. John was recently named acting CFO after the resignation of our previous CFO. John has been with the Company for over 18 years. Since 2006, he has been our Corporate Controller, and his promotion represents the strength of our financial team and the confidence we have in John and our finance team.

Continued improvement in our gross margin rate and reduced SG&A expenses helped drive our tenth consecutive quarter of improved operating results. For the second quarter, our bottom line improved by $5.4 million or 74% to a net loss of $1.9 million from a net loss of $7.3 million in the second quarter of 2011. For the first half, our net income improved by $10.7 million to a profit of $910,000 from a net loss of $9.8 million during the same period in 2011.

For the second quarter, our comp store sales were down 1%. Total sales for the quarter decreased 16% compared to last year to $91 million as our average stores in operation declined by 14%.

Now I’ll touch on our sales performance by category for the quarter. Video comp sales increased 7%. Video represented 43% of our business during the quarter versus 41% last year. The comp sales increase for the quarter was driven by a strong performance in our catalog business.

Music comp sales declined 13%. The Music category represented 34% of our business for the quarter compared to 37% last year.

Electronic comp sales increased 9%. Electronics represented 10% of our business for the quarter compared to 9% last year.

And Trend comp sales increased 13%. Trend sales represented 9% of our business for the quarter compared to 8% last year.

Video games comp sales were down 12%. Game sales represented 4% our business for the quarter compared to 5% last year.

Now John will take you through financial highlights for the quarter.

John Anderson Trans World Entertainment Corporation – Acting Chief Financial Officer
Thanks Bob. Good morning.

As Bob mentioned, our net income for the quarter improved $5.4 million to a loss of $1.9 million or $0.06 per diluted share as compared to last year’s net loss of $7.3 million or $0.23 per diluted share. For the first half, our net income improved $10.7 million to a profit of $910,000 from a net loss of $9.8 million in the same period for 2011.

EBITDA improved $4.4 million for the quarter to a loss of $400,000 from last year’s loss of $4.8 million. For the first half, EBITDA improved $8.9 million to earnings of $4.1 million from last year’s loss of $4.8 million.

Our gross margin rate for the quarter increased 230 basis points to 39.3% of sales from 37% last year. The increase in gross profit as a percent of sales was due to higher-margin rates across the majority of our product categories.

SG&A expenses were $36.3 million, a reduction of 19% from last year’s second quarter. SG&A expenses as a percentage of sales improved 170 basis points to 39.8% as compared to 41.5% for the same period last year. The decrease in SG&A expenses was driven by the closing of underperforming stores and the continued focus on effective expense management.

Net interest expense was $522,000 in the quarter versus $793,000 last year, as we are realizing the benefit of our amended credit facility. We ended the quarter with $58.3 million in cash compared to $22.5 million last year and did not require any borrowings under our line of credit at any point during the first half.

Year-over-year we have lowered our inventory by $43 million and finished the quarter with $162 million in inventory, 21% below last year’s $205 million. We ended the quarter with 379 stores and 2.4 million square feet in operation versus last year’s 440 stores and 2.9 million square feet.

During the quarter, the Company operated an average of 379 stores compared to 442 stores last year, a 14% decline.

Now, I’ll turn it back over to Bob.

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
Thanks John. The first half of 2012 represents our best operating performance since fiscal 2000. This demonstrates a continued improvement in our operating performance. We continue to make significant progress and our results reflect that. Our comp sales were driven by strong performance in Video and continued strength in our Electronics and Trend categories. We accomplished a 6% comp in the Video category without the benefit of any major new releases, demonstrating the underlying strength in our catalog business.

For the first half, Electronics and Trend combined represented 19% of our business versus 16% last year and had a 14% comp increase as we continue to strengthen the product mix in these categories. The improvement in our operating results has been driven by continued higher gross margin rates in the majority of our merchandise categories and through reductions in operating expenses. We have been able to reduce operating expenses by challenging each and every component of our business to improve and become more efficient while at the same time investing in people, technology, and merchandise to support our future.

We continue to streamline operations, improve processes and reduce expenses, as demonstrated by the continued leveraging of our SG&A expenses.

As John mentioned, we ended the quarter with cash of $58 million and without any borrowings on our line of credit at any point this year.

Our strategy for the balance of the 2012 is to focus on continuing to challenge every aspect of our business to improve and to deliver better value and an exceptional shopping experience to our customers. In addition, we will continue to invest in our growth categories and to aggressively seize opportunities to drive our sales and operating profits. In fact, we are very pleased to say we expect to open several new stores prior to the holiday season this year, and we are moving in the right direction and look forward to the remainder of 2012 and beyond.

Now, Howard, I’d like to open up the call to any questions anyone has.

QUESTIONS AND ANSWERS
Operator
(Operator Instructions).

Harsha Gowda - Blue Shore Capital - Analyst
Good morning gentlemen. I had a few questions for you just in regards to the performance and your views. Number one, what are the reasons behind these improvements in gross margin? Are you seeing – is it due to lower costs from the suppliers or better pricing?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
It’s we are just being very careful and making sure we are not giving product away where we don’t have to give it away and maximizing the opportunity with gross margin. So, it’s across all categories and also a mix of product.

Harsha Gowda - Blue Shore Capital - Analyst
Okay. Are you seeing one thing that – we are thinking suppliers must be a lot more flexible right now, is that correct? Would that be the right way to look at it?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
Some industry – some parts of our business they are, and some they aren’t. But we think they should be flexible in all parts. You’re right.

Harsha Gowda - Blue Shore Capital - Analyst
Okay. And where else do you think you can see gross – your margin improving going forward?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
It’s hard to say when we are at the margin we are at that we are going to improve it any more. But we constantly look for ways to reduce returns from the stores, the recalls that we can return to manufacturers. We look to keep our distribution center costs down because we’re – so we are always looking at every cost that does affect gross margin. But we are running at a pretty good gross margin.

Harsha Gowda - Blue Shore Capital - Analyst
So is it fair for us to assume these rates will continue going forward?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
Yes, I think this rate will continue going forward, but I wouldn’t plan anything higher.

Harsha Gowda - Blue Shore Capital - Analyst
Okay, great. My next question is – you kind of answered it – the percentage of sales coming from I guess Trend and Electronics. What type of – do you expect this continued similar rate of I guess shifting product mix from Video and Music to these areas going forward at this rate?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
Video seems to be performing extremely well for us from both a sales and a margin point of view. So, we – but Music, as I announced, had struggled this quarter. A lot of that was due to the flow of new releases, etc., which were terrible the last two quarters, for six months of the year. And so we will constantly look at growing our other categories of product, and make sure we benefit from that.

Harsha Gowda - Blue Shore Capital - Analyst
Okay, thank you.

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
But I would tell you right now, based on how Video is doing, I wouldn’t see that coming out of the Video category.

Harsha Gowda - Blue Shore Capital - Analyst
Okay. Do you see that – I guess the industry is talking about launching new gaming consoles next year, so do you think there will be any big improvement or big benefit for you guys on the gaming side?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
We only have gaming in a little over 100 stores. And I think there will be. This has been the softest year we’ve ever seen for gaming from the new release on the product side. And we’ve done – for the quarter, we have still done better than the industry, not by a lot but by 4 points or so I think.

And so it’s hard to say. It’s very dependent on product, though, and we think we are doing a decent job in the video business – in the game business.

But we still are not ready to roll it out to many more stores.

Harsha Gowda - Blue Shore Capital - Analyst
Okay. And you mentioned that your strategy going forward, you’re looking to open new stores, which would be a big change from what has been happening in the last few years. What’s driving that view and why do you think that’s potentially up?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
The landlords really do want our category in the mall, and we are about the only one that’s doing the category. I’ll just give you one example because I can’t talk about all of them, because some we are just buttoning down a few things on at the end, but we’ve had a great opportunity to go in one of the best malls in the country, which is Annapolis Mall in Maryland, which we’ll just do phenomenal in that mall. We’ve got a great location, and I can say this because I know I’ve got a signed lease. We’ve got a great location, and we are going to do a great job there, and I think we’ve made our real estate area, Bruce has made a good economic deal on the space, and we should do very, very well there. And that will open late September or early October.

Harsha Gowda - Blue Shore Capital - Analyst
Okay. Great. I’ll be sure to check it out. One question, are you going to – the last few years, you mentioned how you are focused on a very strict focus on profitability, an almost immediate profitability with any of your stores and any new stores. Is that still going to remain your focus?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
Oh, yes. In fact, one of the good things about opening late in the year, and we look at the first four or five months in the pro forma and we also look at next year and it’s a criteria that they both have to be profitable before we sign off on them and have to give us a good return. So Annapolis will do well in the short stub period, and they’ll do very well next year also. So anything – I’m not saying we are not going to miss one now and then, but everything we are planning on opening will have good contribution to the Company, both in the first full year of operation.

Harsha Gowda - Blue Shore Capital - Analyst
Okay. Great. And that’s what we would love to hear. So my last question for you is in 2008, you had over 700 stores. And now you have about half that many stores. In 2008, you had about $30 million in cash. Now you have about twice as many – twice as much in cash. So it seems very reasonable for us, considering how illiquid the stock is and the fact that we look at the progression of this company as a means of accumulating cash balances.

But a decent sized dividend, we were thinking in at least $1 per share or so, it seems to make a lot of sense, especially ahead of next year’s potential dividend tax raises, etc. So I mentioned in the last call, what do you think about that and why did you decide against doing it now?

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
It’s something, as I’ve mentioned to you before, we always discuss it with the Board, and the Board is still considering it, and we have another board meeting coming up in November – October or November, I forget – October. So, we’ll bring it up again and discuss it, and we just want to make sure we maximize our value to our shareholders and what is the best way to do that. So, it’s a discussion, and I think a buck share would be very high number, but we will make sure it’s discussed. And it is discussed at every meeting, as I’ve told you before.

Harsha Gowda - Blue Shore Capital - Analyst
And just from our point of view, we see you and your management team have done a fantastic job of turning around the Company, and it looks like there’s extremely bright future. It’s just I think now we are looking for some sort of tangible return from that, and we just look at it as we are going to ride out the next few years and continue this improving trend, but it would be great to have some sort of confirmation for the investment. And that’s the reason we like to see something like that.

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
And I understand your point exactly, and believe me, it’s not something that goes on deaf ears. So I want to let you know that.

Harsha Gowda - Blue Shore Capital - Analyst
Great. And then again, we think you’ve done a fantastic job. So thank you very much.

Operator
(Operator Instructions). Harsha Gowda.

Tomas Eisenberger — Analyst
Yes, hi. It’s actually Tomas Eisenberger for Harsha calling. Back to the – Harsha asked about the capitalization. Also, we see a $555,000 net interest expense on your income statement, so that is actually also we think is quite high considering the cash balances that you carry.

John Anderson Trans World Entertainment Corporation – Acting Chief Financial Officer
That’s just related to a couple of the capital leases that we have is a large portion of that as well as the amortization of our – just the costs related to our new facility. So those are the two main things making up that balance.

Tomas Eisenberger — Analyst
Thanks.

Operator
I’m showing no additional audio questions at this time, sir.

Bob Higgins - Trans World Entertainment Corp - Chairman, CEO
Thank you very much for your participation today. I appreciate it, and I appreciate everyone else on the call with us today. I’d like to thank everyone for their dedication to our Company, our customers, vendors and shareholders, especially our Trans World Associates. So, we look forward to talking to you on or about our third-quarter results, which will be on November 15. So, if you can put that on your calendars, I’d appreciate it. Thank you very much.

Operator
Ladies and gentlemen, thank you for participating in today’s conference. This concludes the program. You may now disconnect. Everyone have a wonderful day.